UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 8, 2006

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2006, National Western Life Insurance Company (the "Company") announced the appointment of S. Christopher Johnson, 37, as its Chief Marketing Officer for sales of life insurance and annuity products in the United States. The press release announcing Mr. Johnson's appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Prior to joining the Company, Mr. Johnson was a Senior Regional Vice President at Lincoln Benefit Life where he was responsible for new annuity and life premium production associated with significant life and annuity national marketing organizations. Mr. Johnson served in this position from May 1999 through the date of his appointment with the Company. Mr. Johnson is expected to join the Company on September 18, 2006 with formal appointment as Senior Vice President, Chief Marketing Officer by the Company's Board of Directors scheduled for its next meeting on September 29, 2006.

There were no arrangements or understandings between Mr. Johnson and any other persons pursuant to which Mr. Johnson was selected as an officer of the Company. Mr. Johnson does not have a family relationship with any director or executive officer of the Company and there were no transactions since the beginning of the Company's last fiscal year between the Company and Mr. Johnson.

Item 9.01  Financial Statements and Exhibits

         ( d ) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: September 12, 2006	/S/ Brian M. Pribyl

Brian M. Pribyl
Senior Vice President
Chief Financial & Administrative Officer and Treasurer

EXHIBIT INDEX
Exhibit	Description

99.1	Press Release entitled "Chris Johnson Appointed as National Western Life Chief Marketing Officer" issued by National Western Life Insurance Company on September 8, 2006.